UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

We, Compliance Systems Corporation, were advised by the primary distributor of our TeleBlock® technology, VeriSign, Inc. (“VeriSign”) that, on September 19, 2008, VeriSign entered into a Managed Service Agreement, dated September 5, 2008, with AT&T Services, Inc. (“AT&T”). Under the Managed Service Agreement, AT&T will make available our TeleBlock technology to AT&T's telemarketing customers, on a non-exclusive, non-transferable basis. Our TeleBlock technology is designed as a means for telemarketers to avoid calling telephone numbers listed on federal, state and customer-specific Do-Not-Call lists. AT&T’s customers will pay a fee for each inquiry to the Do-Not-Call database, regardless of whether the telephone number appears on a Do-Not-Call list, and we will receive a portion of each such fee paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2008	Compliance Systems Corporation

	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President